EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

WORLD AIRWAYS, INC.

OFFER TO EXCHANGE

8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009
FOR ALL OUTSTANDING
8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2004
(CUSIP NOS. 98142HAC9, 98142HAB1, 98142HAA3 and U9871WAA1)

       This form or one substantially equivalent hereto must be used by registered holders of outstanding 8% Convertible Senior Subordinated Debentures Due 2004 (the “Existing Debentures”) who wish to tender their Existing Debentures in exchange for 8% Convertible Senior Subordinated Debentures Due 2009 (the “Exchange Debentures”) pursuant to the exchange offer (the “Exchange Offer”) of World Airways, Inc., a Delaware corporation (the “Company”), described in the prospectus dated July 23, 2003 (as amended and supplemented, the “Prospectus”) in the event the holder’s Existing Debentures are not immediately available or such holder cannot deliver its Existing Debentures and a letter of transmittal (the “Letter of Transmittal”), and any other documents required by the Letter of Transmittal, to Wachovia Bank, N.A. (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on September 18, 2003 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), or by mail to the Exchange Agent. See “The Exchange Offer — Procedures for Exchanging Existing Debentures — Guaranteed Delivery” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

WACHOVIA BANK, N.A.

By Registered or Certified Mail:	By Overnight Delivery or Hand:
Corporate Actions — NC1153	Corporate Actions — NC1153
1525 West W.T. Harris Blvd., 3C3	1525 West W.T. Harris Blvd., 3C3
Charlotte, North Carolina 28288-1153	Charlotte, North Carolina 28288-1153
Attention: Marsha Rice	Attention: Marsha Rice

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company the principal amount of Existing Debentures indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned agrees that tenders of Existing Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned agrees that tenders of Existing Debentures pursuant to the Exchange Offer may be withdrawn any time prior to the Expiration Date as provided in the Prospectus. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF EXISTING DEBENTURES TENDERED

Name and Address of
Registered Holder as it
Name(s) Tendering	Appears on the	Certificate Number(s) for	Principal Amount of
Holder(s)	Existing Debentures	Existing Debentures	Existing Debentures
(Please fill-in)	(Please print)	Tendered	Tendered

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

-----------------------------, 2003

-----------------------------, 2003

-----------------------------, 2003

Signature of Registered Owner	Date

      Must be signed by the holder(s) of Existing Debentures as their name(s) appear(s) on certificates for Existing Debentures or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):

(Please type or print)

Capacity:

(Please type or print)

Address:

(Please type or print)

☐	The Depository Trust Company
(Check if Existing Debentures will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Existing Debentures (or a confirmation of book-entry transfer of such Existing Debentures into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)
Address:

(Title)

(Zip Code)

Name:

(Area Code and Telephone Number)
Date: ----------------------------------------, 2003

NOTE:	DO NOT SEND EXISTING DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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